As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-281761

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Trump Media & Technology Group Corp.
(Exact name of Registrant as specified in its charter)

Delaware	6770	85-4293042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(941) 735-7346
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Devin G. Nunes
Chief Executive Officer
Trump Media & Technology Group Corp.
401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(941) 735-7346
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jonathan H. Talcott, Esq.
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, D.C. 20001
(202) 689-2800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-281761)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of Trump Media & Technology Group Corp. (File No. 333-281761), initially filed on August 23, 2024, and declared effective by the SEC on September 5, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing solely to file a consent of Semple, Marchal & Cooper, LLP with respect to its report dated February 14, 2025,  related to the financial statements of Trump Media & Technology Group Corp. contained in the Annual Report on Form 10-K of Trump Media & Technology Group Corp. for the year ended December 31, 2024 and included in the Prospectus Supplement No. 3 dated February 14, 2025 filed pursuant to Rule 424(b)(3), filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Part II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description
23.1*	Consent of Semple, Marchal & Cooper, LLP (with respect to the consolidated financial statements of Trump Media & Technology Group Corp.).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of February 2025.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
Devin Nunes
Chief Executive Officer, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Devin Nunes	Chief Executive Officer (Principal Executive Officer)	February 14, 2025
Devin Nunes

/s/ Phillip Juhan	Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2025
Phillip Juhan

*	Director	February 14, 2025
Eric Swider

*	Director	February 14, 2025
Donald J. Trump, Jr.

*	Director	February 14, 2025
Kashyap “Kash” Patel

*	Director	February 14, 2025
W. Kyle Green

*	Director	February 14, 2025
Robert Lighthizer

*	Director	February 14, 2025
Linda McMahon

By:	/s/ Devin Nunes
Devin Nunes
Attorney-in-fact